UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 18, 2019

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02	Results of Operations and Financial Condition.

On December 18, 2019 – Corning Natural Gas Holding Corporation, (OTC: CNIG) announced a profit of $2,879,969, or $0.94 per share, fully diluted, for the fiscal year ended September 30, 2019. For fiscal year 2018, earnings were $1,900,005, or $0.63 per share. CEO Mike German stated, “The company experienced an earnings increase primarily due to a rate increase at Corning Natural Gas and reduced operating and maintenance costs associated with improved operations and completed integration at our three utility subsidiaries.” A copy of the company’s press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated December 18, 2019, “Corning Natural Gas Holding Corporation Annual Earnings Statement”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Chief Financial Officer

Dated: December 18, 2019

INDEX TO EXHIBITS

Form 8-K of Corning Natural Gas Holding Corporation

Exhibit 99.1 Press Release, dated December 18, 2019, “Corning Natural Gas Holding Corporation Declares Dividend”